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                                                                     EXHIBIT (j)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference into the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 53 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of our reports each dated April 30, 1999 on the financial statements, supplementary data and financial highlights of Eaton Vance High Income Fund and High Income Portfolio included in the March 31, 1999 Annual Report to Shareholders of Eaton Vance High Income Fund.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.



                              /s/ Deloitte & Touche LLP
                              -------------------------------------
                              DELOITTE & TOUCHE LLP


July 28, 1999
Boston, Massachusetts